UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 2, 2018

(Date of earliest event reported)

ITT INC.

(Exact name of registrant as specified in its charter)

Indiana	001-05672	81-1197930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue

White Plains, New York

(Address of principal executive offices)

10604

(Zip Code)

Registrant’s telephone number, including area code: (914) 641-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 2, 2018, ITT Inc. (the “Company”) announced the results of the thorough, multi-year Chief Executive Officer (“CEO”) succession planning process of our Board of Directors (the “Board”). On January 1, 2019, Denise L. Ramos will step down from the position of CEO and as a director of the Company. Ms. Ramos will continue as an advisor to the CEO for a transition period through March 1, 2019, at the end of which she will retire from the Company. Luca Savi, currently Executive Vice President and Chief Operating Officer of the Company, has been designated as Ms. Ramos’ successor and will be promoted to President and Chief Operating Officer of the Company effective immediately. The Company expects that Mr. Savi will be appointed to the board of directors at the time he becomes Chief Executive Officer.

Ms. Ramos’ retirement comes after an 11-year career with the Company, during which she led the successful transformation of the Company following the spin-offs of various businesses into a more focused multi-industrial company aligned to its key end markets. Ms. Ramos’ leadership has been marked by the Company’s steady financial performance and continuous focus on optimizing execution and driving growth and innovation through investments in people, production capabilities and research and development.

Frank MacInnis will continue to serve as the Board’s Non-Executive Chairman.

A copy of our press release, dated August 2, 2018, announcing the transition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Savi biography. Luca Savi, 52, has served as our Executive Vice President and Chief Operating Officer since January 2017 and previously as Executive Vice President, Motion Technologies since February 2016. He joined ITT in November 2011 as Senior Vice President and President, Motion Technologies, and led that business through a period of significant growth in sales and profitability.

Savi compensation changes. In connection with his promotion to President and Chief Operating Officer, the Board took the following actions with respect to Mr. Savi’s compensation commencing on August 6, 2018: (1) increased his base salary to $750,000 (or €640,000 converted at a 1.17 U.S. dollar to Euro exchange rate) and (2) set his target annual bonus for 2018 as a percentage of salary at 100%. Mr. Savi will continue to be eligible to participate in the Company’s Omnibus Equity Incentive Plan. For more information regarding the Company’s annual incentive plan and equity award program, see the Company’s Definitive Proxy Statement for the 2018 Annual Meeting of Shareholders filed with the U.S. Securities and Exchange Commission on April 9, 2018.

Additional actions. In connection with the succession plan, the Compensation & Personnel Committee of the Board also granted Thomas M. Scalera, the Company’s Executive Vice President and Chief Financial Officer, $500,000 of restricted stock units and $500,000 of performance units, each under the Company’s Omnibus Equity Incentive Plan. These incentives are in recognition of Mr. Scalera’s significant contributions to the Company and reflect the Board’s desire to provide leadership continuity through the succession process.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by ITT Inc., dated August 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc. (Registrant)

August 6, 2018	By:	/s/ Mary E. Gustafsson
Name: Mary E. Gustafsson
Title: Senior Vice President, General Counsel and Chief Compliance Officer (Authorized Officer of Registrant)